UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

New Mountain Private Credit Fund

(Exact name of Registrant as specified in its charter)

Maryland	000-56694	99-6860731
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1633 Broadway, 48th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 - Unregistered Sale of Equity Securities.

Rollover Transaction and Initial Offering

On December 17, 2024, New Mountain Private Credit Fund (the “Fund”) completed its acquisition of New Mountain Guardian III BDC, L.L.C. (“GIII”) pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 11, 2024, by and among the Fund, GIII, and, solely for the limited purposes set forth therein, New Mountain Finance Advisers, L.L.C., a Delaware limited liability company and the investment adviser to both the Fund and GIII. Pursuant to the Merger Agreement, GIII was merged with and into the Fund, with the Fund continuing as the surviving entity (the “Merger”).

In connection with the Merger, unitholders of GIII were given the opportunity to transfer all or a portion of their units of GIII to the Fund prior to the closing of the Merger in exchange for common shares of beneficial interest (the “Shares”) of the Fund (such transfer, the “Rollover Transaction”). In addition to the Rollover Transaction, the Fund separately offered Shares to investors in a manner exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation D thereunder (the “Private Offering”). As a result of the Rollover Transaction and as a part of the Private Offering, on December 17, 2024 the Fund issued 39,025,005 Shares with an aggregate principal amount of $975,625,123.

Private Offering

The Fund is currently offering Shares on a monthly basis through the Private Offering. During the month of January, the Fund did not issue any Shares in the Private Offering.

Item 7.01 - Regulation FD Disclosure.

January 2025 Distribution

On January 30, 2025, the Board of Trustees of the Fund declared a regular distribution in the amount of $0.19 per Share, payable to shareholders of record as of the open of business on January 31, 2025 and will be paid on or about February 28, 2025.

This distribution will be paid in cash or reinvested in Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01 - Other Events.

Net Asset Value

The net asset value (“NAV”) per Share of the Fund as of December 31, 2024, as determined in accordance with the Fund’s valuation policy, is $25.07.

As of December 31, 2024, the Fund’s aggregate NAV was approximately $978.2 million, the fair value of its investment portfolio was approximately $1,495.6 million, and it had approximately $574.7 million of debt outstanding (at principal). The average debt-to-equity leverage ratio during December 2024 was approximately 0.59 times. As of December 31, 2024, the Fund had approximately $850.0 million in committed debt capacity, with 65% in floating rate leverage, of which 100% is secured, and 35% in fixed rate leverage, of which 100% is unsecured, based on drawn amounts.

Status of Offering

The Fund is currently offering Shares on a monthly basis as part of the Private Offering. The following table lists the Shares issued and total consideration for the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Private Offering on a monthly basis.

Private Offering	Shares Issued	Total Consideration
Shares	39,025,005	$975,625,123

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN PRIVATE CREDIT FUND

By:	/s/ Eric Kane
Name:	Eric Kane
Title:	Corporate Secretary

Date: January 30, 2025

2